Exhibit 10.7

NOTICE OF GRANT OF STOCK AWARD

SPARK NETWORKS, INC.

2007 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Spark Networks, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), to the Participant designated in this Notice of Grant of Stock Award (the “Notice”) the number of shares of common stock of the Company set forth in the Notice, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Award (the “Agreement”). Also enclosed is a copy of the information statement describing important provisions of the Plan.

Participant:	Gregory R. Liberman

Grant Date:	December 16, 2013

# of Shares of Stock: The number of shares to be delivered shall equal the portion of the Participant’s base salary paid on December 16, 2013 divided by the “Fair Market Value” of a share as of such date as defined under the Plan (i.e., based on the closing price of the Company’s common stock on such date or on the first preceding trading day, if applicable), rounded up to the next whole share.

Purchase Price:      The Participant is receiving the shares of Stock in lieu of base salary compensation scheduled to be paid on December 16, 2013, exclusive of tax withholdings.

Vesting Schedule:    The shares of Stock are fully vested.

By signing below, the Participant agrees that this Stock Award is granted under and governed by the terms and conditions of the Company’s 2007 Omnibus Incentive Plan and the attached Terms and Conditions.

Participant	Spark Networks, Inc.

/s/ Gregory R. Liberman	By:	/s/ Joshua Kreinberg
	Title:	General Counsel
Date: 12/12/2013	Date:	12/12/2013

TERMS AND CONDITIONS OF STOCK AWARD

These Terms and Conditions of Stock Award relates to the Notice of Grant of Stock Award (the “Notice”) attached hereto, by and between Spark Networks, Inc. (the “Company”), and the person identified in the Notice (the “Participant”).

The Board of Directors of the Company has authorized and approved the Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), which has been approved by the stockholders of the Company. The Committee has approved an award to the Participant of a number of shares of the Company’s common stock, conditioned upon the Participant’s acceptance of the provisions set forth in the Notice and these Terms and Conditions within 60 days after the Notice and these Terms and Conditions are presented to the Participant for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Subsidiary.

1.	Grant of Stock.

(a) Subject to the terms and conditions of the Plan, as of the Grant Date, the Company grants to the Participant the number of shares of Common Stock set forth in the Notice (the “Shares”), subject to the provisions of the Plan and the other provisions contained in these Terms and Conditions.

(b) As soon as practicable after the Grant Date, the Company shall direct that a stock certificate or certificates or electronic transfer representing the applicable Shares be registered in the name of and issued to the Participant.

(c) The Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

2.	Withholding.

(a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Shares.

(b) The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.05 of the Plan.

(c) Subject to any rules prescribed by the Committee, the Participant shall have the right to elect to meet any withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.

3.

Defined Terms. Capitalized terms used but not defined in the Notice and Agreement shall have the meanings set forth in the Plan, unless such term is defined in the Participant’s Employment Agreement. Any terms used in the Notice and Agreement, but defined in the Participant’s Employment Agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of the Employment Agreement.

4.

Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this stock award.

5.

Regulatory Restrictions on the Shares. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of the Shares pursuant to these Terms and Conditions prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

6.	Miscellaneous.
6.1

Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

6.2	Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.
6.3	Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
6.4

Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

6.5	Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Delaware.
6.6

Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

6.7

Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of these Terms and Conditions and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.

6.8

No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

6.9

Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.